                                                                     Exhibit 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        PHYSICIAN SALES & SERVICE, INC.


                                ARTICLE I.  NAME
                                ----------------

               The name of the corporation is Physician Sales & Service, Inc. (hereinafter referred to as the "Corporation").

                             ARTICLE II.  BUSINESS
                             ---------------------

               The general nature of the business or businesses to be transacted, conducted and carried on by the Corporation shall be to engage in any activity or business permitted under the laws of Florida. Its business shall be conducted in the United States and its possessions and in all foreign countries, wherever necessary or convenient.

                          ARTICLE III.  CAPITAL STOCK
                          ---------------------------

               The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is 20,000 shares of common stock having a par value of $.01 per share ("Common Stock") and 1,000,000 shares of preferred stock having a par value of $.01 per share ("Preferred Stock"). The Board of Directors shall have full authority to establish one or more series of Preferred Stock and to establish, by filing with the Secretary of State of Florida, the designation of each such series and the variation in rights, preferences and limitations for each such series.

                        ARTICLE IV.  PRE-EMPTIVE RIGHTS
                        -------------------------------

               Holders of shares of the Corporation's capital stock of any kind, class or series shall not have any pre-emptive right to acquire any shares of the Corporation's capital stock of any kind, class or series or any other securities or obligations of the Corporation whether now or hereafter authorized.

                                ARTICLE V.  TERM
                                ----------------

               The term for which the Corporation is formed is and shall be perpetual or until dissolved according to law.

                    ARTICLE VI.  REGISTERED OFFICE AND AGENT
                    ----------------------------------------

               The registered office of the Corporation in the State of Florida is 1650 Prudential Drive, Suite 105, Jacksonville, Florida 32207. The name of the registered agent of the Corporation at that address is Fred Elefant, Esq.

                        ARTICLE VII.  BOARD OF DIRECTORS
                        --------------------------------

               All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The number of directors shall be fixed from time to time by the consent of three-fifths of the Board of Directors. The directors shall be divided into three classes: Class I, Class II, and Class III. The number of directors included in each such class shall be as nearly equal as may be possible. At a Special Meeting of Shareholders held in 1994, Class I directors shall be initially elected for a three-year term, Class II directors for a two-year term and Class III directors for a one-year term; provided, however, that each such Class I, Class II or Class III director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. At each succeeding annual meeting of the shareholders of the Corporation, commencing in 1995, the directors elected to succeed those directors whose terms then expire shall belong to the same class as the directors they succeed and shall hold office unfit the third succeeding annual meeting of shareholders or unfit their earlier death, resignation or removal from office. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes so that the number of directors included in each such class shall continue to be as nearly equal as possible.

               Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the certificate of designation for such Preferred Stock.

               A director may be removed with or without cause only by the affirmative vote of the holders of at least four-fifths of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors ("Voting Stock"), which vote may only be taken at a meeting of shareholders called expressly for that purpose, except that if the Board of Directors recommends to the shareholders, by an affirmative vote of at least three-fifths of the whole Board of Directors, removal with or without cause of a director, such removal may be effected by the affirmative vote of the holders of a majority of the Voting Stock.

               Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least four-fifths of the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article VII.

              ARTICLE VIII.  GREATER QUORUM OR VOTING REQUIREMENT
              ---------------------------------------------------

               If the shareholders have adopted or amended a provision of these Articles of Incorporation or the Corporation's Bylaws that fixes a greater quorum or voting requirement for shareholders or voting groups of shareholders than is required by Florida law, the adoption or amendment of such provision of these Articles or the Corporation's Bylaws that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater. Any provision of the Corporation's Bylaws which fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors.

                       ARTICLE IX.  FAIR PRICE PROVISION
                       ---------------------------------

               (1)(A) In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Article IX, any Business Combination (as defined in subparagraph (B) of this paragraph 1) shall require the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. Notwithstanding any other provision of these Articles of Incorporation to the contrary, for purposes of this
     Article IX, each share of the Voting Stock shall have one vote.

                    (B) The term "Business Combination" as used in this Article IX shall mean any of the following transactions:

                   (i) any merger or consolidation of the Corporation or any
               Subsidiary (a hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder, or

                   (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                   (iii) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                   (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                   (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

               (2) The provisions of paragraph 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (A) and (B), are met:

                   (A) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                   (B)  All of the following conditions shall have been met:

                    (i) The aggregate amount of (x) cash and (y) Fair Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of the Corporation's Common Stock in such Business Combination shall be at least equal to the highest amount determined under subclauses (a) and (b) below:

                      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any share of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                      (b) the Fair Market Value per share of Common Stock on the
                    Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date referred to in this Article IX as the "Determination Date"), whichever is higher.

                    (ii) The aggregate amount of (x) cash and (y) Fair Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of shares of any class of the Corporation's Preferred Stock outstanding shall be at least equal to the highest amount determined under subclauses (a), (b) or (c) below:

                      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Preferred Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                      (b) the highest preferential amount per share to which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; or

                      (c) the Fair Market Value per share of such class of
                    Preferred Stock on the Announcement Date or on the Determination Date, whichever is highest.

                    The provisions of this subparagraph (B)(ii) shall be required to be met with respect to every class of outstanding Preferred Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Preferred Stock.

                   (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                   (iv) After such Interested Shareholder has become an
               Interested Shareholder and prior to the consummation of such Business, Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shams of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                   (v) After such Interested Shareholder has become an
               Interested Shareholder, such Interested Shareholder shall not have received, the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                   (vi) A proxy or information statement describing the proposed
               Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (together with any successor thereto, the "Exchange Act") and the rules and regulations thereunder shall be mailed to any public shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act).

               (3) For the purposes of this Article IX:

                   (A) The term "Affiliate" shall have the meaning given to it in Rule 12b-2 of the Exchange Act.

                   (B) A person shall be a "beneficial owner" of any Voting Stock (i) which such person or any of its Affiliates beneficially owns, directly or indirectly; or (ii) which such person or my of its Affiliates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such share of Voting Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (E) of this paragraph 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (E) of this paragraph 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                   (C) The term "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                   (D) The term, "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of Disinterested Directors.

                   (E) The term "Interested Shareholder" (other than the Corporation, any Subsidiary, the Corporation or any Subsidiary acting as a Trustee or in a similar fiduciary capacity, or any person who would have met the definition of an Interested Shareholder as of March 1, 1994) means any person who or which (a) is the beneficial owner of more than 10% of the voting power of the outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock; or (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993, as amended.

                   (F) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in subparagraphs (B)(i) and (ii) of paragraph 2 of this
          Article IX shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holders of such shares.

                   (G) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation unless owned by the Corporation as trustee or in a similar fiduciary capacity; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (E) of this paragraph, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               (4) Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

               (5) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the shares of Voting Stock, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or to repeal, this Article IX.

                          ARTICLE X.  INDEMNIFICATION
                          ---------------------------

               The Corporation shall indemnify officers and directors to the fullest extent permitted by law.

                             ARTICLES OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                       OF PHYSICIAN SALES & SERVICE, INC.

                                       1.

         The name of the corporation is Physician Sales & Service, Inc.

                                       2.

          Article III of the Amended and Restated Articles of Incorporation of the corporation is hereby deleted in its entirety, and the following new Article III is hereby substituted in its place:

                          "ARTICLE III. CAPITAL STOCK
                           --------------------------

               The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is 60,000,000 shares of common stock having a par value of $0.0033 per share ("Common Stock") and 1,000,000 shares of preferred stock having a par value of $0.01 per share ("Preferred Stock"). The Board of Directors shall have full authority to establish one or more series of Preferred Stock and to establish, by filing with the Secretary of State of Florida, the designation of each such series and the variations in rights, preferences and limitations for each such series."

                                       3.

    The date of the foregoing amendment's adoption was September 8, 1995.


          The foregoing amendment was duly approved by the board of directors of the corporation without shareholder action in accordance with the provisions of Florida Business Corporation Act Section 607.10025. Shareholder action was not required.

                   IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed as of September 8, 1995.



                                    /s/  Patrick C. Kelly
                                    ---------------------
                                    Patrick C. Kelly
                                    Director and Chief Executive Officer
                                    of Physician Sales & Service, Inc.

                             ARTICLES OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                       OF PHYSICIAN SALES & SERVICE, INC.

                                       1.

         The name of the corporation is Physician Sales & Service, Inc.

                                       2.

          Article III of the Amended and Restated Articles of Incorporation of the corporation is hereby deleted in its entirety, and the following new Article III is hereby substituted in its place:

                          "ARTICLE III. CAPITAL STOCK
                           --------------------------

               The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is 60,000,000 shares of common stock having a par value of $0.01 per share ("Common Stock") and 1,000,000 shares of preferred stock having a par value of $0.01 per share ("Preferred Stock"). The Board of Directors shall have full authority to establish one or more series of Preferred Stock and to establish, by filing with the Secretary of State of Florida, the designation of each such series and the variations in rights, preferences and limitations for each such series."

                                       3.

        The date of the foregoing amendment's adoption was September 8, 1995.


          The foregoing amendment was duly approved by the board of directors of the corporation without shareholder action in accordance with the provisions of Florida Business Corporation Act Section 607.1002. Shareholder action was not required.

          IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed as of September 8, 1995.



                                    /s/  Patrick C. Kelly
                                    ---------------------
                                    Patrick C. Kelly
                                    Director and Chief Executive Officer
                                    of Physician Sales & Service, Inc.

                             ARTICLES OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                       OF PHYSICIAN SALES & SERVICE, INC.


                                       1.

           The name of the corporation is Physician Sales & Service, Inc.

                                       2.

          Article I of the Amended and Restated Articles of Incorporation of the corporation is hereby deleted in its entirety and the following new Article I is hereby substituted in its place.

                               "ARTICLE I.  NAME
                                ----------------

          The name of the corporation is PSS World Medical, Inc.   (hereinafter
 referred to as the "Corporation")."

                                       3.

          Article III of the Amended and Restated Articles of Incorporation of the corporation is hereby deleted in its entirety, and the following new Article III is hereby substituted in its place:

                          "ARTICLE III.  CAPITAL STOCK
                           ---------------------------

               The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is 150,000,000 shares of common stock having a par value of $0.01 per share ("Common Stock") and 1,000,000 shares of preferred stock having a par value of $0.01 per share ("Preferred Stock"). The Board of Directors shall have full authority to establish one or more series of Preferred Stock and to establish, by filing with the Secretary of State of the State of Florida, the designation of each such series and the variations in rights, preferences and limitations for each such series."

                                       4.

      The date of the foregoing amendments' adoption was March 26, 1998.


                                       5.

          The foregoing amendments were duly approved by the stockholders of the corporation at a special meeting of stockholders held on March 26, 1998. At such meeting, the number of votes cast for the amendments by the shareholders was sufficient for approval of such amendments.

           IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed as of March 26th,1998.


                         /s/  Patrick C. Kelly
                         ---------------------
                         Patrick C. Kelly
                         Chairman of the Board and Chief Executive Officer of Physician Sales & Service, Inc.